UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2015

FIRST CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-25023	35-2056949
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Federal Drive N.W., Corydon, Indiana 47112

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:   (812) 738-2198

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On June 4, 2015, First Capital, Inc., an Indiana corporation (“First Capital”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Peoples Bancorp, Inc. of Bullitt County, a Kentucky corporation (“Peoples”), pursuant to which Peoples will merge with and into First Capital, whereupon the separate corporate existence of Peoples will cease and First Capital will survive (the “Merger”).  The Merger Agreement has been approved by the boards of directors of each of First Capital and Peoples.

Subject to the approval of the Merger by the shareholders of both First Capital and Peoples, receipt of regulatory approvals and satisfaction of other customary closing conditions, the parties anticipate completing the Merger in the fourth quarter of 2015. It is anticipated that subsequent to the Merger and during the fourth quarter of 2015, The Peoples Bank of Bullitt County, a Kentucky chartered commercial bank and a wholly-owned subsidiary of Peoples, will merge with and into First Harrison Bank, a federally-chartered savings association and a wholly-owned subsidiary of First Capital, with First Harrison Bank as the surviving bank.

The Merger Agreement provides that shareholders of Peoples may elect to receive either 383.83 shares of First Capital common stock or $9,475.00 in cash for each share of Peoples common stock owned, subject to proration provisions specified in the Merger Agreement that provide for a targeted aggregate mix of total consideration of 50% common stock and 50% cash. Based upon the June 3, 2015, 20-day average closing price of $25.46 per share of First Capital common stock, the transaction is valued at approximately $29.5 million.

At the effective time of the Merger, the exchange ratio and cash price per share will be (i) adjusted within certain limits in the manner described in the Merger Agreement if the average per share closing price of First Capital common stock for the 20 trading days preceding the 5th calendar before the effective time is greater, or less, than $24.75; and (ii) decreased as specified in the Merger Agreement if the consolidated net book value of Peoples as described in the Merger Agreement is less than $29,010,000 but greater than $26,410,000.  In addition, the exchange ratio may be adjusted in the manner prescribed in the Merger Agreement if there is a change in the number of shares of common stock issued and outstanding prior to the effective time of the Merger by way of a stock split, stock dividend, or recapitalization or similar transaction with respect to the outstanding First Capital common stock.

Shareholders of Peoples also may receive an additional cash payment as specified in the Merger Agreement if Peoples sells certain specified assets prior to the effective time of the Merger, or First Capital sells such assets within twenty-six months after the effective time of the Merger.

The Merger Agreement contains representations, warranties and covenants of First Capital and Peoples including, among others, covenants that require (i) First Capital and Peoples to conduct their respective business in the ordinary course during the period between the execution of the Merger Agreement and the effective time of the Merger or earlier termination of the Merger Agreement, and (ii) Peoples not to engage in certain kinds of transactions during such period (without the prior written consent of First Capital).  The board of directors of First Capital and, subject to certain terms and conditions, the board of directors of Peoples will recommend the approval and adoption of the Merger Agreement and the Merger contemplated thereby, and will solicit proxies voting in favor of the Merger Agreement from their respective shareholders. Peoples has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions.

The Merger Agreement provides certain termination rights for both First Capital and Peoples, including the right of First Capital to terminate the Merger if the consolidated net book value of Peoples, as described in the Merger Agreement, is less than $26,410,000.  The Merger Agreement further provides that upon termination of the Merger Agreement under certain circumstances, Peoples will be obligated to pay First Capital a termination fee of $900,000.

As noted above, consummation of the Merger is subject to various conditions, including (i) receipt of the requisite approval of the shareholders of First Capital and Peoples, (ii) receipt of regulatory approvals, (iii) absence of any law or order prohibiting the closing, and (iv) effectiveness of the registration statement to be filed by First Capital with the Securities and Exchange Commission (the “SEC”) with respect to the First Capital common stock to be issued in the Merger.   In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including the accuracy of the representations and warranties of the other party and compliance of the other party with its covenants in all material respects.

The Merger Agreement also contains representations and warranties that the parties have made to each other as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the Merger described therein, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, may be subject to a contractual standard of materiality different from what a shareholder might view as material, may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement and generally were solely for the benefit of the parties to that agreement. Shareholders should read the Merger Agreement together with the other information concerning First Capital and Peoples that is publicly filed in reports and statements with the SEC.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement.  First Capital anticipates filing a copy of the Merger Agreement with the Securities and Exchange Commission in the near future.

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.  First Capital, Inc. (“First Capital”) will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 containing a joint proxy statement/prospectus of Peoples Bancorp, Inc. of Bullitt County (“Peoples”) and First Capital, and First Capital will file other documents with respect to the proposed merger.  A definitive joint proxy statement/prospectus will be mailed to shareholders of Peoples and First Capital.  Investors and shareholders of Peoples and First Capital are urged to read the joint proxy statement/prospectus and other documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information.  Investors and shareholders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by First Capital through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by First Capital will be available free of charge on First Capital’s internet website at www.firstharrison.com under the “Investor Relations” tab.

First Capital, Peoples, their respective directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction.  Information about the directors and executive officers of First Capital is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 27, 2015, and its proxy statement for its 2015 annual meeting of shareholders, which was filed with the SEC on April 30, 2015.  Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “may”, “can”, “believe”, “expect”, “project”, “intend”, “likely”, “plan”, “seek”, “should”, “would”, “estimate” and similar expressions and any other statements that predict or indicate future events or trends or that are not statements of historical facts.  These forward-looking statements are subject to numerous risks and uncertainties.  Actual results may differ materially from the results discussed in these forward-looking statements because such statements are inherently subject to significant assumptions, risks and uncertainties, many of which are difficult to predict and are generally beyond First Capital’s and Peoples’ control.  These risks and uncertainties include, but are not limited to, the following: failure to obtain the approval of shareholders of Peoples or First Capital in connection with the merger; the timing to consummate the proposed merger; the risk that a condition to closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the parties’ ability to achieve the synergies and value creation contemplated by the proposed merger; the parties’ ability to promptly and effectively integrate the businesses of Peoples and First Capital; the diversion of management time on issues related to the merger; the failure to consummate or delay in consummating the merger for other reasons; changes in laws or regulations; and changes in general economic conditions.  Peoples and First

Capital undertake no obligation (and expressly disclaim any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.  For additional information concerning factors that could cause actual conditions, events or results to materially differ from those described in the forward-looking statements, please refer to the factors set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in First Capital’s most recent Form 10-K and 10-Q reports and to First Capital’s most recent Form 8-K reports, which are available online at www.sec.gov.  No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of First Capital or Peoples.

Item 8.01.             Other Events.

On June 4, 2015 First Capital and Peoples announced that they had entered into a definitive agreement, dated as of June 4, 2015, pursuant to which Peoples will merge with and into First Capital.  A copy of the joint press release relating to the Merger is attached hereto as Exhibit 99.1.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by First Capital, Inc. dated June 4, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL, INC.

Dated: June 4, 2015	By:	/s/ M. CHRIS FREDERICK
M. Chris Frederick
Executive Vice President and
Chief Financial Officer